Exhibit 99.01

Vocera Reports Second Quarter 2012 Results

•	Revenue of $24.9 million, an increase of 30% year over year

•	Non-GAAP earnings per share of $0.09 / GAAP earnings per share of $0.00

•	Non-GAAP Adjusted EBITDA of $3.0 million, compared to $0.4 million in the second quarter of 2011

•	Raises 2012 Earnings Guidance

SAN JOSE, Calif., August 2, 2012 /PRNewswire/ — Vocera Communications, Inc. (NYSE: VCRA), a provider of mobile communication solutions focused on addressing critical communication challenges facing hospitals, today announced results for its second quarter that ended June 30, 2012.

Revenue for the quarter of $24.9 million increased 30% compared to $19.1 million in the second quarter of 2011. For the second quarter of 2012, GAAP net income was $1.2 million, or $0.00 per diluted share, which reflects the allocation of earnings to preferred shares that remained outstanding at the beginning of the quarter, compared to a net loss of $1.5 million, or $(0.45) per diluted share, in the second quarter of 2011. Non-GAAP net income was $2.3 million for the second quarter of 2012, or $0.09 per diluted share, which compares to a non-GAAP net loss of $33,000, or $0.00 per diluted share, for the second quarter of 2011. A reconciliation of GAAP to non-GAAP financial measures is provided in the schedules included below.

“Our Voice Communication solution continues to perform well,” said Bob Zollars, Vocera Chairman and CEO. “Our new B3000 badge is being well received in the marketplace and is driving healthy growth and improved profitability. As we enter the second half of 2012, we remain confident in our ability to execute on our growth opportunities.”

Second Quarter 2012 Results

•	Total revenue in the second quarter of 2012 of $24.9 million was comprised of $16.2 million of product revenue and $8.7 million of service revenue.

•

Product revenue increased 35% compared to the second quarter of 2011 and was driven by strength in our Voice Communication solution and sales of our new B3000 badge and server software. Product revenue in the second quarter of 2012 was comprised of $3.9 million from software sales and $12.3 million of device sales. GAAP product gross margin of 66.1% in the quarter decreased 10 basis points compared to the year ago period. Non-GAAP product gross margin of 66.9% in the quarter decreased 30 basis points compared to the year ago period.

•

Service revenue increased 22% compared to the second quarter of 2011 and was driven by new customers and expanded implementations at existing customers. Service revenue in the second quarter of 2012 was comprised of $6.3 million of software maintenance and $2.4 million of professional services. GAAP services gross margin of 56.2% in the quarter increased 580 basis points compared to the year ago period. Non-GAAP services gross margin of 56.9% in the quarter increased 650 basis points compared to the year ago period.

•

Non-GAAP net income was $2.3 million for the second quarter of 2012, or $0.09 per diluted share, which excludes $0.9 million in stock compensation expense, $0.2 million in amortization of acquired intangibles, and $0.1 million benefit in stock warrant revaluation. This compares to non-GAAP net loss of $33,000, or $0.00 per diluted share, for the second quarter of 2011, which excludes $0.5 million in stock compensation expense, $0.3 million in amortization of acquired intangibles and $0.7 million in stock warrant revaluation expense.

•

Non-GAAP Adjusted EBITDA was $3.0 million in the second quarter of 2012, compared to $0.4 million in the second quarter of 2011. Non-GAAP Adjusted EBITDA margins in the second quarter of 2012 were 12% compared to 2% in the second quarter of 2011.

•	Cash and short term investments totaled $79.8 million as of June 30, 2012. This reflects the repayment in April 2012 of $7.8 million in debt outstanding.

2012 Guidance

The Company is updating its guidance outlook for the full year and providing guidance for the third quarter of 2012. For the full year 2012, Vocera is maintaining revenue guidance of between $100 million and $102 million, but is increasing its earning guidance. We expect a GAAP loss per share between $(0.03) and $(0.08), non-GAAP earnings between $5.0 million and $6.0 million, non-GAAP earnings per share between $0.20 and $0.24 and non-GAAP Adjusted EBITDA between $7.0 million and $8.0 million. Our full year 2012 non-GAAP guidance excludes estimated stock compensation expense of approximately $4.1 million, estimated amortization of intangibles of approximately $0.9 million, and preferred warrant revaluation expense of approximately $1.6 million.

For the third quarter of 2012, Vocera expects revenues between $25 million and $26 million, GAAP loss per share between $(0.04) and $0.00, non-GAAP earnings between $0.5 million and $1.5 million, non-GAAP earnings per share between $0.02 and $0.06, and non-GAAP Adjusted EBITDA between $1.0 million and $2.0 million. Our third quarter 2012 non-GAAP guidance excludes stock compensation expense of $1.3 million and amortization of intangibles of $0.2 million.

Conference Call Information

The Company will conduct a conference call at 2:00 p.m. (Pacific), or 5:00 p.m. (Eastern), today, August 2, 2012. To participate in the Company’s live conference call, please dial 800-510-0219 or for international callers please dial 617-614-3451. The conference passcode is 64881341. You may also participate in the live webcast by visiting, the Investors section of the Company’s web site at www.vocera.com. A replay will be available from Friday, August 3rd through Friday, August 10th at 888-286-8010 or 617-801-6888 for international callers, by using the access code 75964421. A webcast replay will also be archived on the Company’s website.

About Vocera Communications

Vocera provides mobile communication solutions addressing critical communication challenges facing hospitals today. We help our customers improve patient safety and satisfaction, and increase hospital efficiency and productivity through our Voice Communication, Secure Messaging and Care Transition solutions. Exclusively endorsed by the American Hospital Association, the Vocera solutions are installed in more than 800 hospitals and healthcare facilities worldwide. The company is headquartered in San Jose, Calif., with offices in Tennessee, Canada and the United Kingdom. For more information, visit www.vocera.com.

Vocera and the Vocera logo are registered trademarks of Vocera Communications, Inc. All other product, trademark, company or service names mentioned in this press release are the property of their respective owners.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events such as our expected operating results for the full year, and third quarter of 2012 as well as the performance of our Voice Communication solution, the successful execution of our business opportunities and the future financial performance of our company. These forward-looking statements are based on limited information currently available to Vocera and our management’s expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to the failure to achieve and maintain profitability; the demand for our Voice Communication solution in the healthcare market; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our products, to acquire the sole and limited source hardware and software components of our products, to obtain the required capacity and product quality from our contract manufacturer, to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in Vocera’s final prospectus for its initial public offering filed with the Securities and Exchange Commission (“SEC”) on March 28, 2012 and Vocera’s other filings with the SEC. Vocera’s SEC filings are available on the Investors section of our company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in Vocera’s final initial public offering prospectus. Vocera’s operating results for the three months ended June 30, 2012 are not necessarily indicative of Vocera’s operating results for any future periods. This press release speaks only as of its date. Vocera assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates our company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to Vocera’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income. These non-GAAP measures should not be considered as a substitute to gross margin, operating expenses, net income, earnings per diluted share, or any other financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing Vocera’s performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of Vocera’s core operating results on a period to period basis because such items are not related to Vocera’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and booked intangible assets related to these acquisitions. The amortization of these acquisition related costs is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Stock warrant revaluation expenses. This is a non-cash expense as a result of preferred warrants outstanding that have to be revalued each quarter. We believe the comparisons of ongoing operations should exclude effects of such revaluations.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Vocera’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to Vocera, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by Vocera’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i) While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Vocera, it is not an expense that requires cash settlement by Vocera. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718, are dependent upon the trading price of Vocera’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Vocera’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•

Vocera’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Vocera’s GAAP results for the foreseeable future under ASC 718; and

•	Other companies may calculate non-GAAP financial measures differently than Vocera, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Vocera’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Vocera’s SEC filings.

Contact:

Bob East	Vocera Communications, Inc.

Westwicke Partners	525 Race Street

443-213-0502	San Jose, CA 95126

bob.east@westwicke.com

Vocera Communications, Inc.

Consolidated statements of operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenue
Product	$16,155	$11,925	$30,792	$23,561
Service	8,723	7,148	17,205	13,835

Total revenue	24,878	19,073	47,997	37,396

Cost of revenue
Product	5,472	4,026	10,901	7,678
Service	3,822	3,546	7,391	6,708

Total cost of revenue	9,294	7,572	18,292	14,386

Gross profit	15,584	11,501	29,705	23,010

Operating expenses
Research and development	2,694	2,433	5,205	4,591
Sales and marketing	8,002	6,702	15,532	13,175
General and administrative	3,617	2,842	6,704	5,081

Total operating expenses	14,313	11,977	27,441	22,847

Income from operations	1,271	(476)	2,264	163
Interest income	14	3	26	8
Interest expense and other finance charges	(3)	(61)	(74)	(122)
Other income (expense), net	105	(752)	(1,492)	(1,217)

Income (loss) before income taxes	1,387	(1,286)	724	(1,168)
Benefit from (provision for) income taxes	(206)	(211)	(379)	(174)

Net income (loss)	$1,181	$(1,497)	$345	$(1,342)

Net income (loss) per common share—basic	$0.00	$(0.45)	$0.00	$(0.42)

Net income (loss) per common share—diluted	$0.00	$(0.45)	$0.00	$(0.42)

Weighted average common shares—outstanding basic	21,738	3,313	12,700	3,164

Weighted average common shares—outstanding diluted	24,520	3,313	15,421	3,164

Vocera Communications, Inc.

Condensed consolidated balance sheets

	As at
	June 30,	December 31,
(in thousands, except share amounts)	2012	2011
Assets
Current assets
Cash and cash equivalents	$20,117	$14,898
Short term investments	59,724	—
Accounts receivable, net	17,922	15,782
Other receivables	1,456	865
Inventories	2,932	3,363
Restricted cash	303	303
Prepaid expenses and other current assets	1,984	2,851

Total current assets	104,438	38,062
Property and equipment, net	2,694	2,701
Other long-term assets	1,208	339
Intangible assets, net	2,705	3,141
Goodwill	5,575	5,575

Total assets	$116,620	$49,818

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,125	$4,087
Product warranty	776	983
Accrued payroll and other accruals	9,101	10,143
Deferred revenue, current	19,408	18,220
Borrowings, current	—	6,500

Total current liabilities	31,410	39,933
Deferred revenue, long-term	5,584	4,273
Borrowings, long-term	—	1,833
Other long-term liabilities	164	165

Total liabilities	37,158	46,204
Commitments
Convertible Preferred Stock	—	53,013

Stockholders equity (deficit)	79,462	(49,399)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$116,620	$49,818

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended June 30,
	2012			2011
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted

GAAP	$1,181	24,520	$0.00	$(1,497)	3,313	$(0.45)
Non-GAAP Adjustments:
Add dilutive shares for EPS (e)		—
Add preferred shares conversion (f)		142			12,899
Add IPO shares (g)		55			—
Stock compensation adjustment (a)
Gross Margin	85			10
Operating Expenses	848			469
Intangible amortization (b)
Gross Margin	97			106
Operating Expenses	122			145
Warrant expense (non-operating) (c)	(75)			734

Total adjustments (d)	1,077	197	0.09	1,464	12,899	0.45
Non-GAAP (d)	$2,258	24,717	$0.09	$(33)	16,212	$0.00

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expenses.
(c)	This adjustment reflects the accounting impact of revaluing stock warrants in non-cash expenses.
(d)	Non-GAAP earnings are not reserved for payment to preferred shareholders, allowing EPS to be calculated as earnings divided by diluted shares.
(e)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(f)	Preferred shares as if converted and outstanding for the full quarter.
(g)	Newly issued IPO shares as if they had been outstanding for the full quarter.

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Six months ended June 30,
	2012			2011
	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted	Net income (loss)	Diluted shares	Earnings (loss) per share-diluted
GAAP	$345	15,421	$0.00	$(1,342)	3,164	$(0.42)
Non-GAAP Adjustments:
Add dilutive shares for EPS (e)					1,838
Add preferred shares conversion (f)		6,540			12,899
Add IPO shares (g)		2,527			—
Stock compensation adjustment (a)
Gross Margin	106			14
Operating Expenses	1,172			801
Intangible amortization (b)
Gross Margin	193			213
Operating Expenses	243			291
Warrant expense (non-operating) (c)	1,631			1,201

Total adjustments (d)	3,345	9,067	0.15	2,520	14,737	0.49
Non-GAAP (d)	$3,690	24,488	$0.15	$1,178	17,901	$0.07

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 in non-cash expenses.
(c)	This adjustment reflects the accounting impact of revaluing stock warrants in non-cash expenses.
(d)	Non-GAAP earnings are not reserved for payment to preferred shareholders, allowing EPS to be calculated as earnings divided by diluted shares.
(e)	Dilutive shares added to reflect change to share count calculation from loss to profit, i.e., from “basic” to “fully diluted” weighted average shares.
(f)	Preferred shares as if converted and outstanding for the full year.
(g)	Newly issued IPO shares as if they had been outstanding for the full year.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months ended June 30,
	2012				2011
	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments
Gross margin:
Product	$22	$97		$119	$10	$106		$116
Services	63			63	—			—
Operating expenses:
Research and development	111			111	26			26
Sales and marketing	205	110		315	70	141		211
General and administrative	532	12		544	373	4		377
Other income (expense), net			$(75)	(75)			$734	734

Non-GAAP income adjustments	$933	$219	$(75)	$1,077	$479	$251	$734	$1,464

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Six months ended June 30,
	2012				2011
	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments	Stock based compensation	Intangible amortization	Warrant expenses	Total adjustments
Gross margin:
Product	$30	$193		$223	$14	$213		$227
Services	76			76	—			—
Operating expenses:
Research and development	136			136	42	—		42
Sales and marketing	270	220		490	114	284		398
General and administrative	766	23		789	645	7		652
Other income (expense), net			$1,631	1,631			$1,201	1,201

Non-GAAP income adjustments	$1,278	$436	$1,631	$3,345	$815	$504	$1,201	$2,520

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
GAAP net income (loss)	$1,181	$(1,497)	$345	$(1,342)
Add back:
Stock compensation expense	933	479	1,278	815
Non-cash stock warrant expense	(75)	734	1,631	1,201
Interest, net	(11)	58	48	114
Depreciation and Amortization	724	399	1,278	811
Income tax expense	206	211	379	174

Non-GAAP adjusted EBITDA	$2,958	$384	$4,959	$1,773